UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2012 (December 5, 2011)

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

This Amendment No. 1 amends the Current Report on Form 8-K that Stone Energy Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2011, concerning the appointment of Robert S. Murley by the Board of Directors of the Company as a director and the Current Report on Form 8-K that the Company filed with the SEC on January 20, 2012, concerning the appointment of Phyllis M. Taylor by the Board of Directors of the Company as a director. This Current Report on Form 8-K/A amends the Current Reports discussed above to include the appointment of Mr. Murley and Mrs. Taylor to certain committees of the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the Board of Directors of Stone Energy Corporation appointed director, Phyllis M. Taylor, to its Reserves Committee, and on February 16, 2012, the Board of Directors of Stone Energy Corporation appointed directors, Robert S. Murley and Phyllis M. Taylor, to its Nominating and Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 17¸ 2012	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President,
Chief Accounting Officer and Treasurer